SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

March 21, 2002

MOBILEPRO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	002-97869-D	87-0419571

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3204 Tower Oaks Blvd., Suite 350
Rockville , MD 20852
(Address of principal executive offices) (Zip Code)

(301) 230-9125
(Registrant’s telephone number)

Item 2. Acquisition or Disposition of Assets

     On March 21, 2002, Neoreach, Inc., a Delaware company and Mobilepro entered into an Agreement and Plan of Merger pursuant to which a newly formed, wholly-owned subsidiary of Mobilepro would merge into Neoreach, in a tax-free transaction. The merger was consummated on March 21, 2001. As a result of the merger, Neoreach is now a wholly-owned subsidiary of Mobilepro.

     Neoreach, headquartered in Rockville, Maryland, is a development stage company designing state-of-the-art modem solutions to support third generation (3G) wireless communications systems. These modem solutions are critical components of the wireless network operators’ base stations and the new consumer handsets that will enable 3G communications. Mr. Daniel Lozinsky who is a controlling stockholder of Mobilepro also owns approximately 32.5% of Neoreach.

     A copy of the Agreement and Plan of Merger is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.

       Exhibit No.

          10.1           Agreement and Plan of Merger dated as of March 21, 2002
                            (without exhibits and schedules)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 5, 2002	MOBILEPRO CORP.

By: /s/ Daniel Lozinsky

Daniel Lozinsky President and Chief Executive Officer